UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 15, 2009

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On December 15, 2009, the Board of Directors of Millipore Corporation temporarily increased the number of directors to 11 and elected Dr. Robert S. Langer as a director of the Company. The Board took these actions in anticipation of the retirement of Dr. Daniel Bellus as a director of Millipore Corporation on March 8, 2010, on which date Dr. Bellus will have reached the mandatory retirement age.

The Board determined that it is in the best interests of the Company to elect Dr. Langer as a Class II director during the interim period until Dr. Bellus’ retirement to ensure a smooth transition and to obtain sooner the benefit of Dr. Langer’s expertise. It is expected that Dr. Langer will stand for reelection at the Company’s annual meeting of shareholders in 2010.

Dr. Langer joins the Board of Directors as a member of the Governance and Public Policy Committee and the Technology Committee.

There is no arrangement or understanding between Dr. Langer and any other person pursuant to which Dr. Langer was selected as a director. There is no transaction involving Dr. Langer that would be required to be reported under Item 404(a) of Regulation S-K. Dr. Langer will participate in the compensation arrangement established by us from time to time for non-employee directors, including the arrangement currently in place.

(e) Effective on December 15, 2009, the Management Development and Compensation Committee (the “Compensation Committee”) of the Company’s Board granted additional equity compensation to the Company’s principal executive officer, Martin D. Madaus, in the form of a time-vested restricted stock unit award (the “Award”). The Award was made under the Company’s 2008 Stock Incentive Plan (the “Equity Plan”), a copy of which has been previously filed as Appendix “A” to the Company’s Proxy Statement for the May 8, 2008 Annual Meeting of Shareholders (File No. 001-09781), as filed on March 24, 2008.

The number of stock units granted under the Award was 69,920, all of which will vest if Dr. Madaus is still employed by the Company on the fifth anniversary of the grant date, subject to potential partial vesting in certain circumstances if Dr. Madaus’ employment with the Company terminates early.

A restricted stock unit is an unfunded and unsecured promise, denominated in shares of the Company’s common stock, to deliver such common stock, or cash measured by the value of Stock, subject to vesting conditions, and subject to adjustment under the Equity Plan. The Award will be documented by a separate written agreement.

Item 8.01.	Other Events.

On December 15, 2009, Millipore Corporation issued a press release announcing that Dr. Robert S. Langer was elected to the Company’s Board of Directors on the same day. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release issued December 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/S/ JEFFREY RUDIN
Jeffrey Rudin
Vice President and General Counsel

Date: December 18, 2009

EXHIBIT INDEX

Exhibit Number	Title

99.1	Press Release issued December 15, 2009.